UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2018

SPIRIT REALTY CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland (Spirit Realty Capital, Inc.)	001-36004	20-1676382 (Spirit Realty Capital, Inc.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
 2727 North Harwood Drive, Suite 300
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 476-1900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

w	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

w	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

w	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

w	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.03    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
In connection with Spirit Realty Capital, Inc.’s (the “Company’s”) previously announced one-for-five reverse stock split (the “Reverse Stock Split”) of its shares of common stock, the Company has filed Articles of Amendment to its charter (the “Amendment”) with the Maryland State Department of Assessments and Taxation. The Amendment, effective as of 5:01 p.m. Eastern Time on December 12, 2018 (the “Effective Time”), converted every five shares of the Company’s issued and outstanding common stock, $0.01 par value per share, into one share of the Company’s stock, $0.05 par value per share. Pursuant to the Amendment, any fraction of a share of common stock that would otherwise have resulted from the Reverse Stock Split shall be settled by cash payment, calculated according to the per share closing price of the Company’s common stock as reported on the New York Stock Exchange (the “NYSE”) on December 12, 2018. The Reverse Stock Split affected all record holders of the Company’s common stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimus changes as a result of the elimination of fractional shares. The Reverse Stock Split reduced the number of shares of common stock outstanding from approximately 428,941,318 shares to approximately 85,788,263 shares. The Reverse Stock Split did not affect the number of the Company’s authorized shares of common stock.
The Company’s common stock will begin trading on a reverse split-adjusted basis on the NYSE at the opening of trading on December 13, 2018. The Company’s common stock will continue trading on the NYSE under the symbol “SRC” with a new CUSIP number (84860W 300).
Holders of common stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. A letter of transmittal relating to the Reverse Stock Split will be sent to record holders of certificates of common stock within twenty days of the Effective Time. Stockholders who receive this letter of transmittal should follow the instructions in that letter.
The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit 3.1 to this current Report on Form 8-K and incorporated herein by reference.
ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
The disclosure in Item 3.03 above is incorporated herein by reference.
ITEM 8.01    OTHER EVENTS.
The Company issued a press release in connection with the Reverse Stock Split, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In connection with the Reverse Stock Split, the total number of shares of Common Stock authorized for issuance under the Company’s Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty L.P. 2012 Incentive Award Plan (the “2012 Plan”) was proportionately adjusted to reflect the Reverse Stock Split from the share limit prior to the Reverse Stock Split of 11,438,497 shares to a new total of 2,287,699 shares. Any other affected terms of the 2012 Plan and any awards thereunder were adjusted to the extent necessary to reflect proportionately the Reverse Stock Split.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

3.1	Articles of Amendment of Spirit Realty Capital, Inc.
99.1	Press Release dated December 12, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 12, 2018

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Jay Young
Jay Young Executive Vice President, General Counsel and Secretary

SPIRIT REALTY, L.P.
By: Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.
By:	/s/ Jay Young
Jay Young Manager